Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this "Agreement") is made this 22nd day of December 2008, by and between Destination Television, Inc., having an office at 530 N. Federal Highway, Ft. Lauderdale, FL 33301, hereinafter referred to as "the Client" and Westport Strategic Partners, Inc., having an office at 110 E. Broward Blvd., Suite 1700, Ft. Lauderdale, Florida 33301, hereinafter referred to as "the Consultant."

WITNESSETH:

WHEREAS, the Client wishes to retain the services of the Consultant for the period provided in this Agreement, and the Consultant is willing to provide its services to the Client for the period under the terms and conditions hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

1. Appointment

Client hereby appoints and engages Consultant as its advisor on a non-exclusive third party and non-agency basis to provide the services described in paragraph 2 herein, pursuant to the terms and conditions of this Agreement.  Consultant accepts such engagement and agrees to perform the services upon the terms and conditions of this Agreement.

2.  Authority and Description of Services

During the term of this Agreement, Consultant shall furnish some or all of the various services from time to time as requested by the Client and agreed upon by the parties as described below:

  Provide an independent research report and summary PowerPoint presentation, written by a qualified Chartered Financial Analyst (CFA), which is distributed to a combination of broker-dealers, institutions, or micro and small-cap funds.  Provide a listing of interested recipients of the research report to the Client and assist the Client in coordinating appointments with any interested recipient.
  Provide the necessary updates on the report and PowerPoint over the term of the Agreement as seen fit by the Client and the appointed CFA.
  Assist Client’s internal PR department or outside PR firms with making the report available for public access.  Any coordination of efforts will be approved by the Client before any communication between Consultant and any outside firm.
  Provide comprehensive and strategic M&A advisory services that includes:

·  Acquisition Due Diligence
·  Business Valuations and Evaluations
·  Analysis of potential candidates for a merger or acquisition
·  Transaction Structuring
·  Merger Integration
·  Post-Merger Integration

Consultant shall not be required to perform any investment banking related activities on behalf of Client as a condition of this Agreement. For the purposes of this Agreement investment-banking activities shall be defined as being any of the following:

i.    The location, negotiation and/or securing of public or private debt for Client.

ii.   The location, negotiation and/or securing of any public or private equity for Client.

iii.   The production of any documentation that is to be utilized for the sole purpose and activity as relating to subheadings (1) and (2) above.

iv.   Any other activities as may normally be associated with the practice of investment banking.

3. Term of Agreement

This Agreement shall become effective upon execution hereof and shall continue thereafter and remain in effect for a period of one (1) year. Thereafter, this Agreement shall automatically renew for successive one-month periods unless either party gives at least 10-business days written notice prior to the expiration of the then current period that it does not wish for this Agreement to extend for an additional one-month period.  It is expressly acknowledged and agreed by and between the parties hereto that Consultant shall not be obligated to provide any services and/or perform any work related to this Agreement until such time any agreed consideration, has been received by Consultant as outlined on Addendum "A". Time is of the essence with respect to payment by Client to Consultant.

4.  Where Services Shall be Performed

Consultant's services shall be performed at the main office location of Consultant or other such designated location(s) as Consultant and Client agree are the most advantageous for the work to be performed.

5.  Limitations on Services

The parties hereto recognize that certain responsibilities and obligations are imposed by Federal and state securities laws and by the applicable rules and regulations of stock exchanges, the Financial Industry Regulatory Authority, in-house "due diligence" or "compliance" departments of brokerage houses, etc.  Accordingly, Consultant agrees as follows:

a.   Consultant shall NOT release any financial or other information or data about Client without the consent and approval of Client.

b.   Consultant shall NOT conduct any meetings with financial analysts without informing Client in advance of any proposed meeting; the format or agenda of such meeting and Client may elect to have a representative of Client attend such meeting.

c.   Consultant shall NOT release any information or data about Client to any selected or limited person(s), entity, or group if Consultant is aware that such information or data has not been generally released or promulgated and Client requests in writing that said information or data is not to be so released or promulgated.

6.  Duties of Client

a.  Client shall supply Consultant, on a regular and timely basis with all approved data and information about Client, its management, its products, and its operations and Client shall be responsible for advising Consultant of any facts which would affect the accuracy of any prior data and information previously supplied to Consultant so that Consultant may take corrective action.

b.  Client shall promptly supply Consultant with full and complete copies of all filings with all Federal and state securities agencies; with full and complete copies of all shareholder reports and communications whether or not prepared with Consultant's assistance; with all data and information supplied to any analyst, broker-dealer, market maker, or other member of the financial community; and with all product/service brochures, sales materials, etc.  Client shall supply to Consultant, within fifteen (15) days of execution of this Agreement, a complete list of all stockbrokers and market makers active in the stock of Client.

c.  Consultant reports are not intended to be used in the sale or offering of securities.  Accordingly, Client, by the execution hereof agrees to each of the points listed below and to indemnify and hold Consultant harmless for any breach of these representations and covenants.

i.  Client will keep Consultant apprised of the progress of any offering and notify Consultant in writing a minimum of thirty (30) days prior to making any private or public offering of securities, including but not limited to S-8 filing or Regulation S unless prohibited by Federal Securities laws.

ii. Client will keep Consultant apprised of any current or anticipated "Quiet Periods" subject to U.S. Federal securities laws.

iii. Client will not use Consultant’s research reports regarding the Client in connection with any offering of securities without the prior written consent of Consultant.

d.   In that Consultant shareholders, officers, employees, and/or members of their families may hold a position in and engage in transactions with respect to Client securities, and in light of the fact that Consultant imposes restrictions on such transactions to guard against trading on the basis of material nonpublic information, Client shall contemporaneously notify Consultant if any information or data being supplied to Consultant has not been generally released or promulgated.

7. Representation and Undertakings

a. Client shall be deemed to make a continuing representation of the accuracy of any and all material facts; material, information and data which it supplies to Consultant and Client acknowledges its awareness that Consultant will rely on such continuing representation in disseminating such information and otherwise performing its functions hereunder.

b.  Consultant, in the absence of notice in writing from Client, will rely on the continuing accuracy of material, information and data supplied by Client.

c.  Client hereby authorizes Consultant to issue, in Consultant's sole discretion, after notice to and approval by Client, corrective, amendatory, supplemental, or explanatory press releases, shareholder communications and reports or data supplied to analysts, broker-dealers, market makers, or other members of the financial community.

d.  Client shall cooperate fully and timely with Consultant to enable Consultant to perform its duties and obligations under this Agreement.

e.   The execution and performance of this Agreement by Client has been duly authorized by the Board of Directors of Destination Television, Inc. in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Client.

f.   The performance by Client of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Client or any contractual obligation by which Client may be bound.

g.  Consultant activities pursuant to this Agreement or as contemplated by this Agreement do not constitute and shall not constitute acting as a securities broker or dealer under Federal or state securities laws; any contract between Client and a potential investor in Client shall be such that Consultant would be acting merely as an advisor with respect to such prospective investor obligations under this Agreement.

h.  Client shall promptly deliver to Consultant a complete due diligence package to include latest 10K, latest 10Q, if any, last six (6) months of press releases and all other relevant materials, including but not limited to corporate reports, brochures, etc.

i.  Client shall act diligently and promptly in reviewing materials submitted to it by Consultant to enhance timely distribution of the materials and shall inform Consultant of any inaccuracies contained therein within a reasonable time prior to the projected or known publication date.

j.   Client shall be aware that it may take up to 60 days from the time the Consultant receives the complete list of requested due diligence materials before the report will be available for initial review.

k.  Client acknowledges that the report provided by the analyst is not a buy/sell recommendation or price target recommendation.

l.  Client acknowledges that the analyst has the right to distribute the report to their respective organizations and associations.

m. Client acknowledges that the Consultant may not be held responsible by the company or its shareholders for any misuse or non-approved distribution of the Consultant’s research report by any third party, or in conjunction with any promotional efforts as deemed by the FINRA, Securities and Exchange Commission, or any other regulatory body.

8.  Representation and Indemnification of Consultant

a. The execution and performance of this Agreement by Consultant has been duly authorized by the Board of Directors of Consultant in accordance with applicable law, and, to the extent required, by the requisite number of shareholders of Consultant.

b. The performance by Client of this Agreement will not violate any applicable court decree or order, law or regulation, nor will it violate any provision of the organizational documents and/or bylaws of Client or any contractual obligation by which Client may be bound.

c. Consultant's activities pursuant to this Agreement or as contemplated by this Consulting Agreement do not constitute and shall not constitute acting as a securities broker or dealer under Federal or state securities laws.

d. Consultant shall be diligent in the performance of its duties under this Agreement and further represents and warrants that it shall always perform such duties in a timely manner.

9.  Confidentiality

The term "Confidential Information" means any and all information concerning any aspect of the Client not generally known to persons other than those associated with the Client including, but not limited to data, concepts, processes and techniques, trade secrets, business strategies and financial information.  The Client may disclose, in writing or orally, to the Consultant certain Confidential Information.

The Consultant acknowledges and agrees that the Confidential Information disclosed to the Consultant in the strictest confidence any Confidential Information disclosed to the Consultant in any form whatsoever is and shall be considered confidential and proprietary information of the Client.

Except as authorized by the Client, the Consultant will not:

a.   duplicate, transfer or disclose nor allow any other person to duplicate, transfer or disclose any of the Client's Confidential Information;

b.   use the Client's Confidential Information without the prior written consent of the Client; or

c.    incorporate, in whole or in part, within any domestic or foreign patent application any proprietary or Confidential Information disclosed by the Client.

The Consultant will safeguard all Confidential Information at all times so that it is not exposed to or used by unauthorized persons, and will exercise at least the same degree of care used to protect the Consultant's own Confidential Information.

Any and all notes, diagrams, reports, notebook pages, memoranda, and like materials received from the Client and any copies or excerpts thereof containing proprietary or Confidential Information will remain the property of the Client and will, upon the request of the Client, be promptly returned to the Client.

The restrictive obligations set forth above shall not apply to the disclosure or use of any information which:

a.   is or later becomes publicly known under circumstances involving no breach of this Agreement by the Consultant;

b.   is already known to the Consultant at the time of receipt of the Confidential Information;

c.   is lawfully made available to the Consultant by a third party; or

d.   is independently developed by an employee of the Consultant who has not been privy to the Confidential Information provided by the Client.

No licenses are granted by this Agreement.  The disclosure of Confidential Information under this Agreement shall not result in any obligation for either party to grant any rights in its patent rights or Confidential Information, and no other obligations of any kind are assumed by or implied against either party, except for those stated in this Agreement.

10.  Mutual Indemnifications

Each of the Client and the Consultant agree that they will indemnify and hold harmless each other, their respective affiliates, control persons, officers, directors, employees and agents and each person who controls each of them within the meaning of Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934 (the Consultant or the Client, as the case may be, and each such entity and person being hereinafter called an "Indemnified Party") from and against any and all losses, claims, damages, liabilities, costs or expenses (including reasonable attorneys’ and accountants’ fees) as incurred, to which such Indemnified Party may become subject which are (a) related to or arise out of actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by an Indemnified Party with the Client’s or the Consultant’s consent or in conformity with the instructions of, or actions taken or omitted to be taken by the Client or the Consultant or (b) otherwise related to or arising out of each party’s action pursuant to this Agreement.  The Client and the Consultant, as the case may be, also agree to reimburse each Indemnified Party within thirty (30) days of submission of an invoice with respect thereto for all expenses incurred (including fees and disbursements of counsel) in connection with the investigation of or the preparation for or defense of any pending or threatened formal or informal claim, action, investigation or other proceeding caused by or arising out of or in connection with the Consultant’s or the Client’s actions pursuant to this Agreement, whether or not the Consultant or the Client, as the case may be, is named party thereto and whether or not any liability results therefrom.  The Client or the Consultant, as the case may be, will not be responsible, however, for any loss, claim, damage or liability for which indemnification is sought solely pursuant to the first sentence of this paragraph which a court of competent jurisdiction shall have determined by a final judgment to have resulted primarily from willful misconduct or gross negligence on the part of the Indemnified Party seeking indemnification hereunder.

Promptly after receipt by any Indemnified Party of notice of any complaint or the commencement of any action or proceeding in connection with any matter related to a party’s activities pursuant to the letter agreement, such party will notify the Client or the Consultant, as the case may be, in writing, of such complaint or of the commencement of such action or proceeding and if the Client or the Consultant so elects or is requested by the other party, the Client or the Consultant, as the case may be, will assume the defense of such action or proceeding, including the employment of counsel reasonably satisfactory to the other party and the payment of the fees and disbursements of such counsel, in which event the Client or the Consultant, as the case may be, shall not be obligated to pay the fees and disbursements of separate counsel for the other party in such action.  However, failure by the other party to so notify the Client or the Consultant, as the case may be, of such claim or such commencement shall not relieve the Client or the Consultant, as the case may be, from any obligation hereunder except to the extent that such failure shall result in prejudice to the Client or the Consultant, as the case may be.  In the event, however, that the other party’s legal counsel shall determine that defenses may be available to an Indemnified Party that are different from or in addition to those available to the Client or the Consultant, as the case may be, or that there is or could reasonably be expected to be a conflict of interest by reason of the Client or Consultant, as the case may be, and an Indemnified Party having common counsel in any action or proceeding, or if the Client or the Consultant, as the case may be, has not assumed the defense of any action or proceeding, or if the Client has not assumed the defense of any action or proceeding, then the other party may employ separate counsel to represent or defend it or any Indemnified Party in any such action or proceeding in which it or such Indemnified Party may become involved or is named as defendant and the Client or the Consultant, as the case may be, shall pay the fees and disbursements, as incurred by such separate counsel; provided that the Client shall not be obligated to pay the fees and disbursements of more than one such separate counsel for any one such action or proceeding in any one jurisdiction.

The reimbursement, indemnity and contribution obligations of the Client or the Consultant, as the case may be, under this paragraph shall be in addition to any liability which the Client or the Consultant, as the case may be, may otherwise have and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Client, the Consultant and any such person.  The provisions of this Section 9 shall survive the termination and expiration of this Agreement.

11.  Agreement not to Hire

Client acknowledges that Consultant has expended considerable time, effort and expense in training the respective employees of Consultant in the methods of operation, and that the employees of Consultant will acquire confidential knowledge and information as to accounts, customers and business patrons, as well as confidential knowledge and information concerning the methods, forms, contracts and negotiations of Consultant.  Client agrees not to employ any employee of Consultant for a period of twelve months from the expiration or termination of this Contract, without the written consent of Consultant.

12.  Compensation

a.  Compensation payable to Consultant for all general investor relations services and other services hereunder, including but not limited to acquisition and merger services, shall be paid by Client to Consultant by the means and in the manner or manners as described in "Addendum A", a copy of which is attached hereto and incorporated herein by this reference.

b.   For all special services, not within the scope of this Consulting Agreement, Client shall pay to Consultant such fee(s) as, and when, the parties shall determine in advance of performance of said special services, provided Client has agreed to said special services.

13.  Issuance of the Shares

The Consultant acknowledges and agrees that the shares in the common stock of the Client (the "Shares") will be offered and sold to the Consultant without such offer and sale being registered under the Securities Act and will be issued to the Consultant in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act based on the representations and warranties of the Consultant in this Agreement.  As such, the Consultant further acknowledges and agrees that the Client Shares will, upon issuance, be "restricted securities" within the meaning of the Securities Act.  The Consultant acknowledges and agrees that all certificates representing the Client Shares will be endorsed with the following legend, or such similar legend as deemed advisable by legal counsel for the Client, to ensure compliance with the Securities Act and to reflect the status of the Client Shares as restricted securities:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT."

The Consultant acknowledges that the Client Shares may not be offered, resold, pledged or otherwise transferred except through an exemption from registration under the Securities Act or pursuant to an effective registration statement under the Securities Act and in accordance with all applicable state securities laws and the laws of any other jurisdiction.  The Consultant agrees to resell the Client Shares only pursuant to registration under the Securities Act, or pursuant to an available exemption from registration pursuant to the Securities Act.  The Consultant agrees that the Client may refuse to register any transfer of the Client Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to registration under the Securities Act, pursuant to an available exemption from registration.  The Consultant agrees that the Client may require the opinion of legal counsel reasonably acceptable to the Client in the event of any offer, sale, pledge or transfer of any of the Client Shares by the Consultant pursuant to an exemption from registration under the Securities Act.

Accredited Investor Status - the Consultant is an "accredited investor", as defined in Rule 501(a) of Regulation D of the Securities Act,

Status as a Sophisticated Investor – the Consultant has such knowledge, sophistication and experience in business and financial matters such that it is capable of evaluating the merits and risks of the investment in the Client Shares.  The Consultant has evaluated the merits and risks of an investment in the Client Shares.  The Consultant can bear the economic risk of this investment, and is able to afford a complete loss of this investment,

Acquisition for Investment – the Client Shares to be issued to the Consultant will be acquired by the Consultant for investment for the Consultant’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Consultant has no present intention of selling, granting any participation in, or otherwise distributing the same.  The Consultant does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Client Shares,

Information Regarding the Client – the Consultant has had full opportunity to ask questions and receive answers from representatives of the Client regarding the business, properties, prospects and financial condition of the Client, each as is necessary to evaluate the merits and risks of investing in the Client Shares.  The Consultant believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Client Shares.  The Consultant has had full opportunity to discuss this information with the Consultant’s legal and financial advisers before execution of this Agreement, and

Reliance by Client on Representations – the Consultant acknowledges that the Client will rely on these representations in completing the issuance of the Client Shares to the Consultant.

14.  Intentionally Omitted

15.  Amendment

Client will not, by Amendment to its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance of any term of this Agreement.

16.  Consultant as an Independent Contractor

Consultant shall provide said services as an independent contractor, and not as an employee or of any Client affiliated with Client.  Consultant has no authority to bind Client or any affiliate of Client to any legal action, contract, agreement, or purchase, and such action cannot be construed to be made in good faith or with the acceptance of Client; thereby becoming the sole responsibility of Consultant.  Consultant is not entitled to any medical coverage, life insurance, savings plans, health insurance, or any and all other benefits afforded Client employees.  Consultant shall be solely responsible for any Federal, State or local taxes, and should Client for any reason be required to pay taxes at a later date, Consultant shall reassure such payment is made by Consultant and not by Client.  Consultant shall be responsible for all workers compensation payments and herein holds Client harmless for any and all such payments and responsibilities related hereto.

The Parties acknowledge that the Consultant is not and will not be at any time during the term of this Agreement and after payment of the Compensation set out herein an insider, associate or affiliate or control person of the Client as those terms are defined under applicable securities laws.

17.  Consultant May Engage in Other Activities

Client hereby acknowledges notification by Consultant and understands that Consultant does, and shall, represent and service other and multiple clients in the same manner as it does Client, and that Client is not an exclusive client of Consultant.

18.  Amendments

This Agreement may be modified or amended, provided such modifications or amendments are mutually agreed upon by and between the parties hereto and that said modifications or amendments are made in writing and signed by both parties.

19.  Severability

If any provision of this Agreement shall be held to be contrary to law, invalid or unenforceable for any reason, the remaining provisions shall continue to be valid and enforceable.  If a court finds that any provision of this Agreement is contrary to law, invalid or unenforceable, and that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

20.  Termination of Agreement

This Agreement may not be terminated by either party prior to the expiration of the term provided in paragraph 3 above except as follows:

a.  Upon the bankruptcy or liquidation of the other party; whether voluntary or involuntary;

b.  Upon the other party taking the benefit of any insolvency law;

c.   Upon the other party having or applying for a receiver appointed for either party;

d.   Upon the one-year anniversary date of this Consulting Agreement provided that the Client provides Consultant at least 10-business days written notice that the Client does not want to extend contract on a month-to-month basis; and/or

e.   As provided for in paragraph 23 below.

21.  Arbitration

The parties agree to submit any controversy or claim arising out of, or relating to any provision(s) of the Agreement, or breach thereof, to binding Commercial Arbitration Rules of the American Arbitration Association of the state of incorporation of the client.  Judgment upon the award rendered by the arbitrator(s) shall be final and binding on the parties and may be entered by either party in any court or forum, state or federal, having jurisdiction. If legal action is taken to enforce this Agreement, the prevailing party shall be entitled to recover reasonable attorney fees, interest, if applicable, plus arbitration cost for the expense of collection or defense of the action.

22.  Non-waiver

The failure of either party, at any time, to require any such performance by any other party shall not be construed as a waiver of such right to require such performance, and shall in no way affect such party's right to require such performance and shall in no way affect such party's right subsequently to require full performance hereunder.

23.  Early Termination

In the event Client fails or refuses to fulfill its duties as required in Section 6 and 7 hereof or fails or refuses to make timely payment of the compensation set forth above, Consultant shall have the right to terminate any further performance under this Agreement.  In such event, and upon notification thereof, all compensation shall become immediately due and payable and/or deliverable, and Consultant shall be entitled to receive and retain the same as liquidated damages and not as a penalty, in lieu of all other remedies the parties hereby acknowledge and agree that it would be too difficult currently to determine the exact extent of Consultant's damages, but that the receipt and retention of such compensation is a reasonable present estimate of such damage.  Furthermore, Client acknowledges that if Consultant must retain legal representation or a collection agency to collect the compensation, Client will undertake the associated costs of collection.

24.  Limitation of Consultant Liability

In the event Consultant fails to perform its work or services hereunder (which does not include a breach of Section 5 above), its entire liability to Client shall not exceed the amount of stock and other compensation Consultant has received from Client under Addendum A.  Except in the case of a breach of Section 5 above or any unauthorized alteration of information provided by Client to Consultant, Consultant shall not be liable to Client for any indirect, special or consequential damages, nor for any claim against Client by any person or entity arising from or in any way related to this Consulting Agreement.

25.  Ownership of Materials

All right, title and interest in and to materials to be produced by Consultant in connection with this Consulting Agreement and other services to be rendered under said Consulting Agreement shall be the sole and exclusive property of Client; provided, however, that Client shall use Consultant’s research reports produced by Consultant pursuant hereto only as fully produced and presented to Client and it shall not reproduce such reports except for reproductions that are done in full.

26.  Miscellaneous

a.   Effective date of representations shall be no later than the date of execution by the parties of this Agreement.

b.  This Agreement shall be governed by the laws of the State of Florida, without giving effect to any conflicts of laws principles.

c.   This Agreement may be executed in counterpart and such counterparts together shall constitute one and the same instrument and notwithstanding the date of execution shall be deemed to bear the date as set out on the first page of this Agreement.

27.  Notices

All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address which notice pursuant to this section may be given, and shall be given by either personal delivery, certified mail, express mail or other national or three (3) business days after being mailed or delivered to such courier service.  Any notices to be given hereunder shall be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith the parties and their respective counsel agree that in giving such notice such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.  Any notice required or permitted by this Consulting Agreement to be given shall be given to the respective parties at the address first written above, on page one (1) of this Consulting Agreement.

28.  Parent and Subsidiary Companies or Entities

This Agreement applies to all parent, subsidiary or affiliate companies of Client.

29.  Exclusion with Respect to Partnership

The parties agree that, in no way, shall this Agreement be construed as being an act of partnership between the parties hereto and that no party hereto shall have, as a result of the execution of this Agreement, any liability for the commitments of any other party of any type, kind or sort.

30.  Inurement

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, personal representatives, successors, and assigns.

31.  Entire Agreement

This Agreement and the Addendums attached hereto contain the entire agreement of the parties and may be modified or amended only by agreement in writing, signed by the party against whom enforcement of any waiver, change, amendment, modification, extension or discharge is sought.  It is declared by both parties that there are no oral or other agreements or understanding between them affecting this Agreement, or relating to the business of Consultant.  This Agreement supersedes all previous agreements between Consultant and Client.

32.  Disclaimer

Consultant is not being retained to perform accounting or legal services on behalf of Client.  Consultant is not licensed as a stock or securities broker and is not in the business of selling such stocks or securities or advising as to the investment viability or worth of such stocks or securities.  It is the responsibility of Client to obtain advice of counsel and approve all materials published by Consultant to ensure compliance with Federal and state securities laws applicable to the activities of Client.

33.  Non-Assignability

This Agreement shall not be assigned by either party to this Agreement without the prior written consent of the other party to this Agreement.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have executed this Agreement.

     Destination Television, Inc.                                                  Westport Strategic Partners, Inc.

By:__/s/ Gordon Scott Venters 12/22/08                                  By:  /s/ Joseph Safina 12/22/08

     Gordon Scott Venters                                                             Joseph Safina

ADDENDUM A

Compensation

The Client hereby agrees to issue the Consultant (or its assigned designees)

10,000,000 shares of Destination Television, Inc. common stock,

Stock Options to acquire 5,000,000 shares of Destination Television, Inc. common stock at $0.02 per share with an  expiration date of December 22, 2011

Stock Options to acquire 5,000,000 shares of Destination Television, Inc. common stock at $0.05 per share with an expiration date of December 22, 2011

 It shall be fully noted by both the Client and the Consultant that the Shares and Options are considered earned at the time of the execution of this Agreement.